UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2011

CHENIERE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16383	95-4352386
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 Milam Street Suite 800 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 375-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

EPC Contract. Sabine Pass Liquefaction, LLC (“Sabine Liquefaction”), an indirect wholly owned subsidiary of Cheniere Energy Partners, L.P. and an indirect majority owned subsidiary of Cheniere Energy, Inc., has entered into a Lump Sum Turnkey Agreement for the Engineering, Procurement and Construction of the Sabine Pass LNG Liquefaction Facility dated November 11, 2011 (the “EPC Contract”) with Bechtel Oil, Gas and Chemicals, Inc. (“Bechtel”).

Parent Guarantee. Bechtel Global Energy, Inc. will guarantee Bechtel’s obligations under the EPC Contract.

Scope of Work. The work to be performed by Bechtel includes procurement, engineering, design, installation, training, commissioning and placing into service of the natural gas liquefaction facility at the Sabine Pass liquefied natural gas (“LNG”) terminal in Cameron Parish, Louisiana consisting of two liquefaction trains and related facilities, each with a nominal production capacity of approximately 4.5 million tonnes per annum (mtpa).

Contract Price. The EPC Contract provides that Sabine Liquefaction will pay Bechtel a “Contract Price” of $3,900,000,000. The Contract Price is only subject to adjustment by change order. Bechtel has the right, among other things, to submit change orders in the event Bechtel is adversely affected as a result of a delay in the commencement of construction beyond March 31, 2012.

Bechtel Change Orders. The EPC Contract also entitles Bechtel to a change order amending its rights and obligations to the extent it is adversely affected by any of the following: (i) a change in law, (ii) certain acts or omissions of Sabine Liquefaction, (iii) force majeure, (iv) acceleration of work by Sabine Liquefaction, (v) delay in delivery of insurance proceeds in the case of insured loss, (vi) suspension in work ordered by Sabine Liquefaction, (vii) Sabine Liquefaction’s issuance of notice to proceed after March 31, 2012, (viii) subsurface soil conditions materially different from those described in the geotechnical studies, (ix) discovery of hazardous materials for which Sabine Liquefaction is responsible, (x) physical damage caused by a third party not under Bechtel’s control, and (xi) other specified reasons in the EPC Contract.

Sabine Liquefaction Change Orders. The EPC Contract entitles Sabine Liquefaction to a change order unilaterally up to certain thresholds and thereafter upon request provided that agreement is reached on any changes to the contract price, project schedule, design, payment schedule, minimum acceptance criteria, performance guarantee and any other obligation of Bechtel under the EPC Contract.

Warranty. In the EPC Contract, Bechtel warrants that (i) the equipment will be new (unless otherwise specified in the EPC Contract) and of good quality, (ii) the work and the equipment will meet the requirements of the EPC Contract, including good engineering and construction practices and applicable laws, codes and standards, and (iii) the work and the equipment will be free from encumbrances to title.

Until 18 months after substantial completion of each liquefaction train, Bechtel will be liable to promptly correct any work that is found defective with respect to such liquefaction train.

Minimum Acceptance Criteria Not Achieved. If a liquefaction train fails to achieve 95% of the performance guarantee set forth in the EPC Contract by the applicable guaranteed substantial completion date, then (i) substantial completion of such liquefaction train will not occur and (ii) Bechtel will pay delay liquidated damages. In addition, Bechtel is required to attempt for 10 months thereafter to correct the work to enable the liquefaction train to achieve the minimum acceptance criteria and otherwise achieve substantial completion. If the liquefaction train has not achieved the minimum acceptance criteria and substantial completion at the end of this 10-month period, then Sabine Liquefaction will have the option of either (i) granting Bechtel an additional 10-month correction period or (ii) declaring a Bechtel default.

Performance Liquidated Damages. If a liquefaction train has not achieved the performance guarantee within a specified period after the guaranteed substantial completion date, then Bechtel is required to pay the applicable performance liquidated damages.

Delay Liquidated Damages. If substantial completion of a liquefaction train occurs after the applicable guaranteed substantial completion date, Bechtel will pay Sabine Liquefaction the applicable daily rate as defined in the EPC Contract until substantial completion of such liquefaction train occurs.

Schedule Bonus. Bechtel will be entitled to receive specified bonuses for timely substantial completion of the liquefaction trains.

Termination By Sabine Liquefaction for Bechtel Default. If Bechtel (i) fails to timely commence the work, (ii) abandons the work, (iii) fails to materially comply with its material obligations, (iv) makes an unpermitted assignment, (v) fails to maintain required insurance, (vi) materially disregards applicable law or applicable standards and codes, or (vii) an insolvency event occurs with respect to Bechtel or its guarantor, then Sabine Liquefaction will have the right to require that Bechtel cure such default. If Bechtel fails to cure such default, or if Bechtel or its guarantor experiences an insolvency event, Sabine Liquefaction, without prejudice to its other rights, may terminate the EPC Contract.

Termination by Sabine Liquefaction for Convenience. Sabine Liquefaction will also have the right to terminate the EPC Contract for its convenience, in which case Bechtel will be paid (i) the portion of the Contract Price for the work performed, (ii) costs reasonably incurred by Bechtel on account of such termination and demobilization, and (iii) a lump sum of between $1,000,000 and $2,500,000 depending on the termination date if the EPC Contract is terminated prior to issuance of the notice to proceed and up to $30,000,000 depending on the termination date if the EPC Contract is terminated after issuance of the notice to proceed.

Termination by Bechtel for Sabine Liquefaction Default. If Sabine Liquefaction (i) fails to pay any undisputed amount, (ii) fails to materially comply with any of its material obligations, or (iii) experiences an insolvency event, then Bechtel has the right to provide written notice demanding that such Sabine Liquefaction default be cured. If Sabine Liquefaction fails to cure such default or Sabine Liquefaction experiences an insolvency event, Bechtel may terminate the EPC Contract.

Termination in the Event of an Extended Force Majeure. If one force majeure event causes suspension of a substantial portion of the work for more than 100 consecutive days or any one or more force majeure events causes suspension of a substantial portion of the work for a period exceeding 180 days in the aggregate during any continuous 24-month period, then either party may terminate the EPC Contract.

Termination in the Event of Delayed Notice to Proceed. If Sabine Liquefaction fails to issue the notice to proceed by December 31, 2012, then either party may terminate the EPC Contract, and Bechtel will be paid costs reasonably incurred by Bechtel on account of such termination and a lump sum of $5,000,000.

Limitation on Bechtel’s Liability. Bechtel’s liability under the EPC Contract is limited as specified in the EPC Contract, except that this limit does not apply to certain indemnification obligations, to Bechtel’s title warranty, or to Bechtel’s obligation to complete all work required to ensure that each liquefaction train is ready to receive natural gas and produce LNG.

The descriptions of material terms of the EPC Contract set forth above are not complete, are subject to further provisions (including exceptions, qualifications and alternatives), and are qualified in their entirety by reference to the text of the EPC Contract, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

ITEM 8.01	OTHER EVENTS.

On November 14, 2011, Cheniere Energy Partners, L.P. issued a press release announcing that it had entered into the EPC Contract. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

d) Exhibits

Exhibit Number	Description

10.1*	Lump Sum Turnkey Agreement for the Engineering, Procurement and Construction of the Sabine Pass LNG Liquefaction Facility, dated November 11, 2011, between Sabine Pass Liquefaction, LLC (Owner) and Bechtel Oil, Gas and Chemicals, Inc. (Contractor). (Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.) (Incorporated by reference to Exhibit 10.1 to Cheniere Energy Partners, L.P.’s Current Report on Form 8-K (SEC File No. 011-33366), filed on November 14, 2011.)

99.1*	Press Release, dated November 14, 2011. (Incorporated by reference to Exhibit 99.1 to Cheniere Energy Partners, L.P.’s Current Report on Form 8-K (SEC File No. 011-33366), filed on November 14, 2011.)

*	Incorporated by Reference

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY, INC.

Date: November 14, 2011	By:	/s/ Meg A. Gentle
Name: Meg A. Gentle
Title: Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1*	Lump Sum Turnkey Agreement for the Engineering, Procurement and Construction of the Sabine Pass LNG Liquefaction Facility, dated November 11, 2011, between Sabine Pass Liquefaction, LLC (Owner) and Bechtel Oil, Gas and Chemicals, Inc. (Contractor). (Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.) (Incorporated by reference to Exhibit 10.1 to Cheniere Energy Partners, L.P.’s Current Report on Form 8-K (SEC File No. 011-33366), filed on November 14, 2011.)

99.1*	Press Release, dated November 14, 2011. (Incorporated by reference to Exhibit 99.1 to Cheniere Energy Partners, L.P.’s Current Report on Form 8-K (SEC File No. 011-33366), filed on November 14, 2011.)

*	Incorporated by Reference